Exhibit 10.2

STOCK ASSIGNMENT AGREEMENT

This STOCK ASSIGNMENT AGREEMENT (this “Agreement”), dated as of December 14, 2015, is made and entered into by and between AirPatrol Corp., a Nevada corporation (the “Assigner”), and Sysorex Global Holdings Corp., a Nevada corporation (the “Assignee”).

RECITALS

WHEREAS, the Assigner owns 100 issued and outstanding shares of common stock, no par value (the “Stock”) of AirPatrol Research Corp., a Canadian corporation; and

WHEREAS, Assigner wishes to transfer, assign, and convey to Assignee the Stock, and all of Assigner’s right, title and interest in the Stock, and Assignee desires to accept and receive the Stock and to be bound by the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assigner and Assignee hereby agree as follows:

AGREEMENT

1. Assignment of Stock; Effectiveness. Assigner hereby transfers, assigns, and conveys to Assignee, and Assignee hereby accepts and receives from Assigner, the Stock, to be effective on December 16, 2015 (the “Effective Date”).

2. Assignment Steps. On or prior to the Effective Date, Assigner will execute and deliver the stock power attached hereto, and deliver the share certificates representing the Stock to Assignee. All other necessary actions have been taken to ensure that the execution, delivery, and performance by Assigner of the transaction evidenced by this Agreement have been duly authorized.

3. Further Assurances. Assigner and Assignee mutually agree to cooperate at all times from and after the date hereof with respect to any of the matters described herein, and to execute any further deeds, bills of sale, assignments, releases, assumptions, notifications, or other documents as may be reasonably requested by the other party hereto for the purpose of giving effect to, evidencing, or giving notice of the transaction evidenced by this Agreement.

4. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same Agreement. Electronic copies of executed signature pages (whether in .pdf or facsimile format or otherwise) to this Agreement shall have the same effect as original signature pages.

5. Governing Law. This Agreement shall be governed by the substantive laws of the State of Nevada, without regard to conflict of laws rules thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

ASSIGNER:

AirPatrol Corp.,
a Nevada corporation

By:	/s/ Nadir Ali
Name:	Nadir Ali
Title:	President

ASSIGNEE:

Sysorex Global Holdings Corp.,
a Nevada corporation

By:	/s/ Nadir Ali
Name:	Nadir Ali
Title:	Chief Executive Officer

[Signature Page]

STOCK POWER

December 16, 2015

For value received, the undersigned does hereby sell, assign, and transfer unto Sysorex Global Holdings Corp., a Nevada corporation, 100 shares of common stock of AirPatrol Research Corp., a Canadian corporation (the “Corporation”), no par value, as represented by Certificate No. 1, attached hereto, which represent one hundred percent (100%) of the undersigned’s right, title, and interest to common shares of the Corporation standing in the name of the undersigned on the books of the Corporation, and does hereby irrevocably constitute and appoint the Secretary of the Corporation as attorney-in-fact of the undersigned to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

IN WITNESS WHEREOF, the undersigned has executed this stock power as of the day and year first written above.

AirPatrol Corp.,
a Nevada corporation

By:	/s/ Nadir Ali
Name:	Nadir Ali
Title:	President